Exhibit 3.1

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “VH HOLDINGS, INC.”, CHANGING ITS NAME FROM “VH HOLDINGS, INC.” TO “CDW CORPORATION”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF AUGUST, A.D. 2010, AT 12:32 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W Bullock
Jeffrey W Bullock, Secretary of State
4360007 8100	AUTHENTICATION: 8179456
100834520	DATE: 08-18-10
You may verify this certificate online
at corp. delaware. gov/authver. shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:31 PM 08/17/2010 FILED 12:32 PM 08/17/2010 SRV 100834520 – 4360007 FILE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VH HOLDINGS, INC.

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Adopted in accordance with the provisions of

Sections 228, 242 and 245 of

the General Corporation Law of the State of Delaware

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The undersigned, being the Secretary of VH Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST:         The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on May 25, 2007 and an Amended and Restated Certificate of Incorporation on October 5, 2007. A Second Amended and Restated Certificate of Incorporation was filed on October 11, 2007 and a Third Amended and Restated Certificate of Incorporation was filed on March 7, 2008.

SECOND:         The Fourth Amended and Restated Certificate of Incorporation (as defined below) amends and restates the Certificate of Incorporation of the Corporation in its entirety.

THIRD:         The board of directors of the Corporation, pursuant to a unanimous written consent, adopted resolutions authorizing the Corporation to amend and restate the Certificate of Incorporation of the Corporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Fourth Amended and Restated Certificate of Incorporation”) and directed the Fourth Amended and Restated Certificate of Incorporation be submitted to the sole stockholder of the Corporation for its consideration, approval and adoption thereof.

FOURTH:         The sole stockholder of the Corporation, pursuant to a written consent, approved and adopted the Fourth Amended and Restated Certificate of Incorporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalty of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Fourth Amended and Restated Certificate of Incorporation this 17 day of August, 2010.

VH HOLDINGS, INC., a Delaware corporation

By:	/s/ Christine A. Leahy
Name:	Christine A. Leahy
Title:	Corporate Secretary

EXHIBIT A

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

CDW CORPORATION

ARTICLE ONE

The name of the corporation is CDW Corporation.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

Part A. Authorized Shares

The total number of shares of capital stock which the corporation has authority to issue is 2,000,000 shares, consisting of:

100,000 shares of Voting Class A Common Stock, par value $.01 per share (“Class A Common”); and

1,900,000 shares of Non-Voting Class B Common Stock, par value $.01 per share (“Class B Common”).

The Class A Common and Class B Common are referred to collectively as the “Common Stock.” The shares of Common Stock shall have the rights, preferences and limitations set forth below.

Part B. Common Stock

Except as otherwise provided in this Part B or as otherwise required by applicable law, all shares of Class A Common and Class B Common shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein. Except as otherwise required by applicable law, all holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the corporation’s stockholders, and the holders of Class A Common shall vote together as a single class. Except as may otherwise required by applicable law, the Class B Common shall have no voting rights.

ARTICLE FIVE

The corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE EIGHT

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall nol be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE NINE

The corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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